UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52651	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 21, 2015, The ONE Group Hospitality, Inc. (the “Company”) and certain of its subsidiaries and SBEEG Holdings, LLC (“SBE”) and certain of its affiliates mutually terminated that certain Asset Purchase Agreement, dated as of July 9, 2015 (the “Asset Purchase Agreement”), and related merger agreements, dated as of July 9, 2015 (the “Merger Agreements”), pursuant to a Termination and Mutual Release Agreement, dated as of October 21, 2015 (the “Termination Agreement”). The Termination Agreement also provides that neither the Company and its subsidiaries nor SBE and its affiliates shall have any further obligation to the other, except with respect to a certain nondisclosure agreement and a joint defense agreement as provided in the Termination Agreement, and includes a mutual release of any and all claims in connection with the Asset Purchase Agreement and the Merger Agreements.

A copy of the Termination Agreement is attached hereto as exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events

On October 21, 2015, the Company and SBE issued a joint press release announcing the termination of the Asset Purchase Agreement and Merger Agreements and the transactions contemplated thereby.

A copy of the press release is attached hereto as exhibit 99.1 and is incorporated by reference herein.

Item 9.01

(d)          Exhibits

Exhibit No.	Description

2.1	Termination and Mutual Release Agreement, dated as of October 21, 2015, by and among The ONE Group Hospitality, Inc., Wasabi Holdings, LLC, SBEEG Holdings, LLC, SBE Restaurant Group, LLC, SBE/Katsuya Middle East, LLC, SBE Licensing, LLC, SBE/Katsuya USA, LLC, Katsu-Glendale, LLC, Wasabi Acquisition Glendale, LLC, Katsu USA, LLC, Wasabi Acquisition USA, LLC, Katsuya-H&V, LLC, Wasabi Acquisition H&V, LLC, Katsuya-Downtown L.A., LLC, Wasabi Acquisition Downtown, LLC, Katsuya Uechi, SBE Entertainment Group and SBE Hotel Group.

99.1	Press Release, dated October 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2015	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Samuel Goldfinger
	Name:	Samuel Goldfinger
	Title:	Chief Financial Officer